EXHIBIT 10(o)


AMENDMENT TO NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE SOTCK
PLAN (THE "PLAN")


This amendment to the Northrop Grumman 1993 Long-Term
Incentive Stock Plan (the "Plan"), as described below, is intended to supply a clause inadvertently omitted with respect to the designation of Peer Companies:

The last sentence of Section 8 will be revised to read as follows:

     Peer Companies shall consist of a group of companies designated by the Committee within the first 90 days of the Performance Period with respect to a grant.